EXHIBIT (d)(1)(qq)

AMENDMENT TO

ADVISORY FEE WAIVER AGREEMENT

PF MID-CAP GROWTH FUND

OF PACIFIC FUNDS SERIES TRUST

This AMENDMENT to the Advisory Fee Waiver Agreement, effective as of August 1, 2016 (the “Amendment”), is being entered into by and between Pacific Life Fund Advisors LLC (the “Adviser”) and Pacific Funds Series Trust (the “Trust”), on behalf of the PF Mid-Cap Growth Fund of the Trust (the “Fund”).

WHEREAS, the Trust and the Adviser (collectively, the “Parties”) entered into an Advisory Fee Waiver Agreement dated November 1, 2013, as previously amended on August 1, 2015 (together, the “Agreement”);

WHEREAS, the Adviser and the Trust mutually desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

1.	Section I (Advisory Fee Waiver), subsection A, of the Agreement is hereby deleted and replaced with the following:

A.	Amount of Waiver. During the term of this Agreement, for so long as Ivy remains the sub-adviser of the Fund, the Adviser hereby agrees to waive 0.025% off of its investment advisory fee for the Fund.

2.	Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorize and their respective corporate seals be hereunto affixed, as of the day and year first above written.

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Senior Vice President		Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: SVP, Fund Advisor Operations		Title: VP & Assistant Secretary